Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Management of InterXion Holding N.V.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG ACCOUNTANTS N.V.

Amstelveen, the Netherlands

27 January 2011

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